     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MARCH 3, 1998

                                                      REGISTRATION NO. 333-
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------
                                    FORM S-3

                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                            ------------------------
                            PAINE WEBBER GROUP INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)
                            ------------------------

                     DELAWARE                                           13-2760086
          (STATE OR OTHER JURISDICTION OF                            (I.R.S. EMPLOYER
          INCORPORATION OR ORGANIZATION)                            IDENTIFICATION NO.)

                          1285 AVENUE OF THE AMERICAS
                            NEW YORK, NEW YORK 10019
                                 (212) 713-2000
         (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING
            AREA CODE, OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)
                            ------------------------
                               THEODORE A. LEVINE

               SENIOR VICE PRESIDENT, GENERAL COUNSEL & SECRETARY
                            PAINE WEBBER GROUP INC.
                          1285 AVENUE OF THE AMERICAS
                            NEW YORK, NEW YORK 10019
                                 (212) 713-2879
           (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,
                   INCLUDING AREA CODE, OF AGENT FOR SERVICE)
                            ------------------------
        APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
     From time to time after this Registration Statement becomes effective.
                            ------------------------
     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]
                            ------------------------
                        CALCULATION OF REGISTRATION FEE
================================================================================

                                                          PROPOSED               PROPOSED
                                                          MAXIMUM                MAXIMUM
                                                          OFFERING              AGGREGATE
  TITLE OF EACH CLASS OF         AMOUNT TO BE            PRICE PER               OFFERING              AMOUNT OF
SECURITIES TO BE REGISTERED       REGISTERED                UNIT                  PRICE             REGISTRATION FEE
-----------------------------------------------------------------------------------------------------------------------
Common Stock, $1 par
  value...................        1,256,360              $34.812(1)            $43,736,405             $12,902.24
=======================================================================================================================

(1) Calculated pursuant to Rule 457(c) on the basis of the average of the high and low sales prices for the Common Stock on February 24, 1998, as reported on the New York Stock Exchange Consolidated Tape. Estimated solely for purposes of computing the registration fee.
                            ------------------------
     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a)OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.
================================================================================

INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.

                             SUBJECT TO COMPLETION
                   PRELIMINARY PROSPECTUS DATED MARCH 3, 1998

                            PAINE WEBBER GROUP INC.
                        1,256,360 SHARES OF COMMON STOCK
                                 ($1 PAR VALUE)
                            ------------------------

     The Common Stock of Paine Webber Group Inc. (the "Company") is listed on the New York Stock Exchange and the Pacific Stock Exchange. The last reported sale price of the Company's Common Stock on the Composite Tape on March 2, 1998 was $38.50 per share.
  THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES
   AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A
                               CRIMINAL OFFENSE.

     This Prospectus relates to any issuance of shares of the Company's Common Stock upon conversion of shares of the Company's 6% Convertible Preferred Stock (the "6% Preferred Stock"). Shares of the Convertible Preferred Stock, which have a liquidation value of $100.00 per share, are convertible, at the option of the holder, into the number of shares of Common Stock determined by dividing the aggregate liquidation value of the shares being converted by the conversion value per share of Common Stock which is presently $9.83 per share for the 6% Preferred Stock. Shares of the 6% Preferred Stock, none of which are outstanding on the date of this Prospectus, are issuable upon conversion of the Company's 6.5% Convertible Debentures Due 2002 (the "Debentures Due 2002"), at the option of the holders thereof, in an aggregate liquidation preference equal to the aggregate principal amount of the 6.5% Convertible Debentures being converted. The 6.5% Convertible Debentures have been issued to certain key employees of the Company, its subsidiaries and its affiliates (the "Selling Securityholders").

     This Prospectus also relates to the resale of such shares by the Selling Securityholders, which may be effected from time to time in transactions (which may include block transactions) on the New York or Pacific Stock Exchanges, in the over-the-counter market, in negotiated transactions, through the writing of options, or in a combination of such methods of sale, at fixed prices which may be changed, at market prices prevailing at the time of sale, at prices related to such prevailing market prices, or at negotiated prices. The Selling Securityholders may effect such transactions by selling such shares to or through dealers, underwriters or agents designated from time to time (which may include PaineWebber Incorporated). Such dealers, underwriters or agents may receive compensation in the form of discounts, concessions or commissions from the Selling Securityholders or the purchasers of such shares for whom they may act as agent or to whom they may sell as principal, or both (which compensation as to a particular agent, underwriter or broker might be in excess of customary commissions). Because the shares of Common Stock may be offered in whole or in part from time to time by the Selling Securityholders, no estimate can be given as to the number of shares of Common Stock to be offered for sale, the timing of such sales, or the number that will be held by the Selling Securityholders upon termination of such offerings. (See "Selling Securityholders").

     All expenses incurred in connection with the issuance and the distribution of the shares offered, other than any underwriting discounts, commissions and concessions, will be borne by the Company and are estimated to be $23,302.24.

     To the extent required with respect to sales other than direct sales and customary brokerage transactions with customary commissions, the terms of the offering and sale by Selling Securityholders of shares of Common Stock in respect of which this Prospectus is delivered, including any initial public offering price, any discounts, commissions or concessions allowed, reallowed or paid to underwriters, dealers or agents and the proceeds to the Selling Securityholders and any other material terms will be set forth in a Supplement to this Prospectus.

                            ------------------------
               The date of this Prospectus is February   , 1998.

     IN CONNECTION WITH THIS OFFERING, THE UNDERWRITERS MAY OVER-ALLOT OR EFFECT TRANSACTIONS WHICH STABILIZE OR MAINTAIN THE MARKET PRICE OF THE COMPANY'S COMMON SHARES AT A LEVEL ABOVE THAT WHICH MIGHT OTHERWISE PREVAIL IN THE OPEN MARKET. SUCH TRANSACTIONS MAY BE EFFECTED ON THE NEW YORK AND PACIFIC STOCK EXCHANGES, IN THE OVER-THE-COUNTER MARKET OR OTHERWISE SUCH STABILIZING, IF COMMENCED, MAY BE DISCONTINUED AT ANY TIME.

                             AVAILABLE INFORMATION

     The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and, in accordance therewith, files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). The registration statement of which this Prospectus forms a part, as well as reports, proxy statements and other information filed by the Company with the Commission can be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C., 20549; at Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661; and 7 World Trade Center, New York, New York, 10048. In addition, copies of such material can be obtained upon written request from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. Such reports, proxy statements and other information concerning the Company can also be inspected at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005, and the Pacific Stock Exchange, 301 Pine Street, San Francisco, California 94104. Such material may also be accessed electronically by means of the Commission's home page on the Internet at http://www.sec.gov.

     The Company has filed with the Commission a registration statement on Form S-3 (herein, together with all amendments and exhibits, referred to as the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), relating to the shares of Common Stock offered hereby. This Prospectus does not contain all of the information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the Commission. For further information, reference is hereby made to the Registration Statement.

               INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

     The following documents filed by the Company with the Commission pursuant to Section 13 of the Exchange Act are incorporated herein by reference: (i) the Annual Report on Form 10-K (including the portions of the Company's annual report to stockholders incorporated by reference therein) for the year ended December 31, 1996 (the "1996 Form 10-K"); (ii) the Quarterly Reports on Form 10-Q for the quarters ended March 31, 1997, June 30, 1997, September 30, 1997;
(v) the Current Report on Form 8-K dated August 15, 1997; (vi) the Current Report on Form 8-K dated December 30, 1997; and (vii) the Current Report on Form 8-K dated February 19, 1998.

     All documents subsequently filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Prospectus and prior to the termination of the offering of the securities offered hereby shall be deemed to be incorporated by reference into this Prospectus and to be part hereof from the date of filing of such documents.

     Any statement contained in the information or any document incorporated by reference herein shall be deemed to be modified or superseded for the purposes of this Prospectus to the extent that a statement contained herein or in any subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

     The Company will provide, without charge to each person, including any beneficial owner, to whom a copy of this Prospectus is delivered, on the written or oral request of such person, a copy of any or all of the documents referred above which are incorporated by reference into this Prospectus, other than certain exhibits to such documents. Requests for such copies should be directed to Assistant Secretary, Paine Webber Group Inc., 1285 Avenue of the Americas, New York, New York 10019 (Telephone: (212) 713-3224).

                                  THE COMPANY

     Paine Webber Group Inc. is a holding company which, together with its operating subsidiaries, forms one of the largest full-service securities and commodities firms in the industry. Founded in 1879, the Company employs approximately 16,600 people in 299 offices worldwide.

     The Company's principal line of business is to serve the investment and capital needs of individual, corporate, institutional and public agency clients through its broker-dealer subsidiary, PaineWebber Incorporated ("PaineWebber"), and other specialized subsidiaries. The Company holds memberships in all major securities and commodities exchanges in the United States, and makes a market in many securities traded on Nasdaq National Market or on other over-the-counter markets. Additionally, PaineWebber is a primary dealer in U.S. government securities.

     The Company is comprised of interrelated business groups, including Research, the Private Client Group, the Municipal Securities Group, Investment Banking, Asset Management, Global Fixed Income and Commercial Real Estate, and Global Equities and Transaction Services, which utilize common operational and administrative personnel and facilities.

     The Research Group provides investment advice to institutional and individual investors, and other business areas of the Company, on approximately 850 companies in 55 industry sectors.

     The Private Client Group consists primarily of a domestic branch office system and consumer product groups through which PaineWebber and certain other subsidiaries provide clients with financial services and products, including the purchase and sale of securities, option contracts, commodity and financial futures contracts, fixed income instruments, mutual funds, trusts and selected insurance products. The Company may act as a principal or agent in providing these services. Fees charged vary according to the size and complexity of a transaction, and the activity level of a client's account.

     The Municipal Securities Group originates, underwrites, sells and trades taxable and tax-exempt issues for municipal and public agency clients.

     Through the Investment Banking Group, the Company provides financial advice to, and raises capital for, a broad range of domestic and international corporate clients. Investment Banking manages and underwrites public and private offerings, participates as an underwriter in syndicates of public offerings managed by others, and provides advice in connection with mergers and acquisitions, restructurings and recapitalizations.

     The Asset Management group is comprised of Mitchell Hutchins Asset Management Inc. ("MHAM"), Mitchell Hutchins Institutional Investors Inc. ("MHII") and Mitchell Hutchins Investment Advisory division ("MHIA"). MHAM and MHII provide investment advisory and portfolio management services to pension and endowment funds. MHAM also provides investment advisory and portfolio management services to individuals and mutual funds. MHIA provides portfolio management services to individuals, trusts and institutions.

     Through the Global Fixed Income and Global Equities Groups, the Company places securities for, and executes trades on behalf of, institutional clients both domestically and internationally. In addition, the Company takes positions in both listed and over-the-counter equity securities and fixed income securities to facilitate client transactions or for the Company's own account.

     The Commercial Real Estate Group provides a full range of capital market services to real estate clients, including underwriting of debt and equity securities, principal lending activity, debt restructuring, property sales and bulk sales services, and a broad range of other advisory services.

     The Transaction Services Group includes correspondent services, prime brokerage and securities lending businesses, and specialist trading. Through Correspondent Services Corporation, the Company provides execution and clearing services to broker-dealers in the U.S. and overseas. The Company also acts as a specialist responsible for executing transactions and maintaining an orderly market in certain securities.

     The Company's businesses operate in one of the nation's most highly regulated industries. Violations of applicable regulations can result in the revocation of broker-dealer licenses, the imposition of censures or fines, and the suspension or expulsion of a firm. The Company's businesses are regulated by various agencies, including the Commission, the NYSE, the Commodity Futures Trading Commission and the National Association of Securities Dealers, Inc. (the "NASD").

     The Company's principal executive offices are located at 1285 Avenue of the Americas, New York, New York 10019 (Telephone: (212) 713-2000).

     For purposes of the foregoing description, all references to the "Company" refer collectively to Paine Webber Group Inc. and its operating subsidiaries, unless the context otherwise requires.

                                USE OF PROCEEDS

     The Company will receive no cash proceeds from the issuance of shares of Common Stock upon conversion of the shares of 6% Preferred Stock and will not receive any proceeds from the sale of shares of Common Stock by the Selling Securityholders.

                              PLAN OF DISTRIBUTION

     The Company has issued its 6.5% Convertible Debentures Due 2002 to a limited number of key employees of the Company, its subsidiaries and its affiliates (the 'Selling Securityholders') in transactions not involving a public offering. The outstanding Debentures have an aggregate principal amount of $12,350,000. The 6.5% Convertible Debentures are convertible, at the option of the holders thereof, into shares of 6% Preferred Stock having an aggregate liquidation preference equal to the aggregate principal amount of the debentures being converted. This conversion right is now fully exercisable. Shares of the 6% Preferred Stock have a liquidation value of $100.00 per share, are convertible, at the option of the holder, into the number of shares of Common Stock determined by dividing the aggregate liquidation value of the shares converted by the conversion value per share of Common Stock, which is presently $9.83 per share. The number of shares issuable upon conversion of shares of the Convertible Preferred Stock is subject to adjustment in certain events, including stock dividends on, and subdivisions or combinations of, the Company's Common Stock.

     This Prospectus relates to the issuance of shares of Common Stock upon conversion of the 6% Preferred Stock. This Prospectus also relates to any resale of such shares by the Selling Securityholders. Such resales may be affected from time to time in transactions (which may include block transactions) on the New York or Pacific Stock Exchanges, in the over-the-counter market, in negotiated transactions, through the writing of options, or in a combination of such methods of sale, at fixed prices which may be changed, at prevailing market prices, or at negotiated prices. The Selling Securityholders may effect such transactions by selling such shares to or through dealers, underwriters or agents designated from time to time (which may include PaineWebber). Such dealers, underwriters or agents may receive compensation in the form of discounts, concessions or commissions from the Selling Securityholders or the purchasers of such shares for whom they may act as agent or to whom they may sell as principal, or both (which compensation as to a particular agent, underwriter or broker might be in excess of customary commissions).

     In connection with the Selling Securityholders' sale of shares offered pursuant hereto, the Selling Securityholders and any agents, underwriters or brokers that participate with the Selling Securityholders in the distribution thereof may be deemed to be underwriters, and any commission received by them and any profit recognized by them on the resale of such shares might be deemed to be underwriting discounts and commissions under the Securities Act.

     All expenses incurred in connection with the issuance and the distribution of the shares offered, other than any underwriting discounts, commissions and concessions, will be borne by the Company.

     Neither the delivery of this Prospectus nor any action taken by any Selling Securityholder shall be deemed or treated as an admission that any of them is an underwriter within the meaning of the Securities Act.

                            SELLING SECURITYHOLDERS

     Set forth below are the names of the beneficial owners of the 6.5% Convertible Debentures who, as of the date of this Prospectus are, or, within the last three years were, executive officers of the Company and may resell shares of the Company's Common Stock pursuant to this Prospectus, the number of shares of Common Stock presently owned by each of them, the number of shares of Common Stock which may be offered by each of them and their positions, offices and other material relationships with the Company or any of its predecessors or affiliates within the past three years. In addition to the individuals listed below, the Selling Securityholders include 28 individuals who are employees of the Company, its Subsidiaries and its affiliates and who may offer and sell an aggregate of 1,027,470 shares pursuant to this Prospectus and who owned approximately 1,249,258 shares of Common Stock prior to this offering.

                                             NUMBER OF           NUMBER OF
                                               SHARES             SHARES
                 SELLING                    BENEFICIALLY        REGISTERED
               SHAREHOLDER                     OWNED              HEREBY
               -----------                  ------------        ----------
Donald B. Marron..........................    2,007,217              203,458
Regina Dolan..............................       87,749               25,432

     DONALD B. MARRON is the Chairman of the Board and Chief Executive Officer of the Company. Mr. Marron is also Chairman of the Board and Chief Executive Officer of PaineWebber Incorporated.

     REGINA A. DOLAN is Senior Vice President and Chief Financial Officer of PW, and Executive Vice President, Chief Financial Officer and Chief Administrative Officer of PaineWebber Incorporated.

     To the extent required with respect to sales other than customary brokerage transactions by such Selling Securityholders with customary commissions, the terms of the offering and sale by Selling Securityholders of shares of Common Stock in respect of which this Prospectus is delivered, including any initial public offering price, any discounts, commissions or concessions allowed, reallowed or paid to underwriters, dealers or agents, and the proceeds to the Selling Securityholders and any other material terms will be set forth in a Supplement to this Prospectus.

     Because the shares of Common Stock may be offered in whole or in part from time to time by the Selling Securityholders, no estimate can be given as to the number of shares of Common Stock to be offered for sale or the number that will be held by the Selling Securityholders upon termination of such offerings.

                          DESCRIPTION OF CAPITAL STOCK

COMMON STOCK

     The Company is authorized under its Certificate of Incorporation to issue 200,000,000 shares of Common Stock, par value $1 per share. At the close of business on February 27, 1998, there were 139,184,010 shares of Common Stock outstanding. At that date, the Company had reserved authorized shares of Common Stock as follows: 45,419,216 shares for issuance upon exercise of employee stock options and stock awards, including 1,256,360 shares for issuance upon conversion of its 6% Convertible Preferred Stock. On February 5, 1998 the Board of Directors of the Company authorized, subject to shareholder approval, an amendment to the Certificate of Incorporation of the Company increasing the number of shares of Common Stock that may be issued to 400,000,000 shares.

     The holders of shares of Common Stock are entitled to one vote for each share on all matters upon which stockholders have the right to vote. Shares of Common Stock do not have any preemptive rights, are not subject to redemption and do not have the benefit of any sinking fund. Holders of shares of Common Stock are not liable for further calls or assessments. They are entitled to receive such dividends as may be declared by the Board of Directors of the Company out of funds legally available therefor and to share pro rata in any distribution to other holders of shares of Common Stock. Shares of Common Stock are subject to all the preferences, rights and powers of shares of the Series Preferred Stock set forth in the Company's Certificate of Incorporation or in any resolution establishing a series of the Series Preferred Stock.

     The payment of dividends on the Common Stock is subject to the prior payment of dividends on any outstanding Series Preferred Stock and is restricted by covenants in various loan agreements. At December 29, 1997, the Company was not restricted in the payment of dividends by the provisions of the net capital rules of the Commission of the New York Stock Exchange. At September 30, 1997, the equity of the Company's subsidiaries totaled approximately $2.1 billion. Of this amount approximately $406 million was not available for payment of such dividends and advances to the Company. Restrictions on other subsidiaries with respect to the amount of dividends they could declare or advances they could make to the Company are not material in the aggregate.

     The Transfer Agent and Registrar for the Common Stock is Chase Mellon Shareholders Services, New York, New York.

PREFERRED STOCK

     Under the Company's Certificate of Incorporation, the Board of Directors is authorized to issue up to 20,000,000 shares of Series Preferred Stock (the "Series Preferred Stock") in one or more series with such rights, restrictions and qualifications, including any preferences, voting powers, dividend rights, and redemption, sinking fund and conversion rights, as the Board of Directors may determine by resolution. In December 1994, the Company issued 2,500,000 shares of 9% Cumulative Redeemable Preferred Stock (the "Preferred Stock") at $100 per share. In the event of any liquidation, dissolution or winding up of the Company, the holders of shares of the Preferred Stock will be entitled to receive, prior to any distribution to the holders of shares of Common Stock, an amount equal to $100 per share plus the sum of all accrued and unpaid dividends. Dividends on the Preferred Stock are cumulative and payable in quarterly installments at an annual rate of $9.00 per share. The holders of the Preferred Stock have no general voting rights. The Preferred Stock is redeemable, in whole or in part, at the option of the Company at $100 per share, on and after December 16, 1999.

     The Company's authorized capital also includes 558,192 shares of 6% Preferred Stock, none of which is outstanding.

                 CERTAIN PROVISIONS OF THE RESTATED CERTIFICATE
                          OF INCORPORATION AND BY-LAWS

     The Company's Restated Certificate of Incorporation and By-Laws contain certain provisions that are intended to enhance the likelihood of continuity and stability in the composition of the Company's Board of Directors and in the policies formulated by the Board and to discourage an unsolicited takeover of the Company if the Board determines that such takeover is not in the best interests of the Company and its stockholders. However, these provisions could have the effect of discouraging certain attempts to acquire the Company or remove incumbent management even if some or a majority of the Company's stockholders deemed such an attempt to be in their best interests.

     Pursuant to the Restated Certificates of Incorporation, the Board of Directors of the Company are divided into three classes serving staggered three-year terms. Directors can be removed from office only for cause (as defined in the Company's Restated Certificate of Incorporation) and only by the affirmative vote of the holders of a majority of the voting power of the then outstanding shares of stock of the Company entitled to vote generally in the election of the directors (the "Voting Stock"), voting together as a single class. Vacancies on the Board of Directors may only be filled by the remaining directors and not by the stockholders, except that in the case of newly created directorships, if the remaining directors fail to fill any such vacancy, the stockholders may do so at the next annual or special meeting called for that purpose.

     The By-laws establish an advance notice procedure with regard to the nomination, other than by or at the direction of the Board of Directors, of candidates for election as directors and with regard to certain matters to be brought before an annual meeting of stockholders of the Company. In general, notice must be received by the Company not less than 90 days prior to the meeting and must contain certain specified information concerning the person to be nominated or the matters to be brought before the meeting and concerning the stockholder submitting the proposal.

     Subject to the terms of any Preferred Stock, any action required or permitted to be taken by the stockholders of the Company must be taken at a duly called annual or special meeting of stockholders and may not be taken by written consent. Special meetings may only be called by the Board of Directors.

     The Restated Certificate of Incorporation also provides that in the case of certain mergers, sales of assets, issuances of securities, liquidations or dissolutions, or reclassifications or recapitalizations involving holders of stock representing 20% or more of the voting power of the then outstanding shares of Voting Stock, such transactions must be approved by (i) 80% of the combined voting power of the then outstanding Voting Stock and (ii) a majority of the then outstanding shares of Voting Stock held by Disinterested Stockholders (as defined in the Company's Restated Certificate of Incorporation), unless such transactions are approved by a majority of the Disinterested Directors (as defined in the Company's Restated Certificate of Incorporation) of the Company or unless certain minimum price, form of consideration and procedural requirements are satisfied.

     The affirmative vote of (i) 80% of the Combined voting power of the then outstanding shares of Voting Stock and (ii) in the case of the provisions referred to above relating to approvals of certain mergers, business combinations and other similar transactions, a majority of the combined voting power of the then outstanding shares of Voting Stock held by the Disinterested Stockholders is required to amend certain provisions of the Company's Restated Certificate of Incorporation, including the provisions referred to above relating to the classification of the Board, filling vacancies on the Board, prohibiting stockholder action by written consent, prohibiting the calling of special meeting by stockholders, approval of amendments to the Company's By-laws and approval of certain mergers, business combinations and other similar transactions.

     The requirement of a supermajority vote to approve certain corporate transactions and certain amendments to the Restated Certificate of Incorporation and By-laws of the Company could enable a minority of the Company's stockholders to exercise veto powers over such transactions and amendments.

     The Restated Certificate of Incorporation also provides that, to the fullest extent permitted by the Delaware General Corporation Law, a director of the Company shall not be liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director.

                                 LEGAL OPINION

     The legality of the shares of Common Stock offered hereby has been passed upon by Theodore A. Levine, Senior Vice President, General Counsel and Secretary of the Company who owns beneficially 59,820 shares of Common Stock and has options to purchase an additional 264,125 shares that are not currently exercisable.

                                    EXPERTS

     The consolidated financial statements of the Company for the year ended December 31, 1996, incorporated by reference in the Company's Annual Report (Form 10-K) have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

======================================================

     NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS IN CONNECTION WITH THIS OFFERING OTHER THAN THOSE CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY SINCE THE DATE HEREOF OR THAT THE INFORMATION CONTAINED OR INCORPORATED BY REFERENCE HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO ITS DATE. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY SECURITIES OTHER THAN THE REGISTERED SECURITIES TO WHICH IT RELATES. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY SUCH SECURITIES IN ANY CIRCUMSTANCES IN WHICH SUCH OFFER OR SOLICITATION IS UNLAWFUL.

                            ------------------------

                               TABLE OF CONTENTS

                                         PAGE
Available Information..................    2
Incorporation of Certain Information by
  Reference............................    2
The Company............................    3
Use of Proceeds........................    4
Plan of Distribution...................    4
Selling Securityholders................    5
Description of Capital Stock...........    5
Certain Provisions of the Restated
  Certificate of Incorporation and By-
  laws.................................    6
Legal Opinion..........................    7
Experts................................    7

======================================================

======================================================

                                  PAINE WEBBER
                                   GROUP INC.
                                1,506,000 SHARES
                                  COMMON STOCK
                                 ($1 PAR VALUE)
                            ------------------------

                                   PROSPECTUS
                            ========================

                               FEBRUARY   , 1998

======================================================

                                    PART II

                    INFORMATION NOT REQUIRED IN PROSPECTUS.

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

     The following table sets forth all expenses payable by the Registrant in connection with the issuance and distribution of the securities being registered. All the amounts shown are estimates, except for the registration fee.

Registration Fee............................................    $12,902.24
Fees and Expenses of Accountants............................    $ 2,400.00
Fees and Expenses of Counsel................................    $ 5,000.00
Miscellaneous...............................................    $ 3,000.00
          Total.............................................    $23,302.24

ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Section 102 of the General Corporation Law of the State of Delaware gives corporations the power to eliminate or limit the personal liability of directors under certain circumstances. Section 145 of the General Corporation Law of the State of Delaware gives corporations the power to indemnify directors and officers under certain circumstances.

     Article IX of the Restated Certificate of Incorporation (relating to the elimination of personal liability of directors of the Company) of Paine Webber Group Inc. is hereby incorporated by reference to Exhibit 3.1 hereto. Article VII of Paine Webber Group Inc.'s By-Laws (relating to indemnification of directors and officers of the Company) is hereby incorporated by reference to
Exhibit 3.3 hereto.

     The Company also maintains directors and officers liability and corporate reimbursement insurance which provides for coverage against loss arising from claims made against directors and officers in their capacity as such. The general scope of coverage is any breach of duty, neglect, error, misstatement, misleading statement or omission. Such policy does not exclude liabilities under the Securities Act of 1933. The Company also maintains fiduciary liability insurances for losses in connection with claims made against directors of officers for violation of any of the responsibilities, obligations or duties imposed upon fiduciaries under the Employee Retirement Income Security Act of 1974.

ITEM 16.  EXHIBITS.

     The following Exhibits are filed as part of this Registration Statement:

 3.1  --   Restated Certificate of Incorporation of the Registrant, as
           filed with the Office of the Secretary of State of the State of Delaware on May 4, 1987 (incorporated by reference to
           Exhibit 3.1 of Registrant's Registration Statement No.
           33-52695 on Form S-3 filed with the SEC on October 16,
           1995).
 3.2  --   Certificate of Amendment to the Restated Certificate of
           Incorporation of the Registrant, as filed with the Office of the Secretary of State of the State of Delaware on February
           10, 1994 (incorporated by reference to Registrant's Form 8-K dated February 10, 1994).
 3.3  --   By-laws of the Registrant as amended March 1, 1988
           (incorporated by reference to Exhibit 3.2 of Registrant's
           Registration Statement No. 33-52695 on Form S-3 filed with the SEC on October 16, 1995).
 5    --   Opinion of Theodore A. Levine, in respect of the legality of the Securities registered hereunder, containing the consent of such counsel.
23.1  --   Consent of Ernst & Young LLP.
23.2  --   Consent of Counsel. The consent of Theodore A. Levine is
           included in his opinion filed herewith as Exhibit 5.
25    --   Power of Attorney (set forth on the signature pages of this
           Registration Statement).

ITEM 17.  UNDERTAKINGS.

     The undersigned Registrant hereby undertakes:

     (a)(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

          (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

          (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

          (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement:

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to
Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions described under Item 15 above, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in The City of New York, State of New York, on February 27, 1998.

                                          PAINE WEBBER GROUP INC.
                                               (Registrant)

                                          By:          DONALD B. MARRON

                                          --------------------------------------
                                                    (Donald B. Marron,
                                                Chairman of the Board and
                                                 Chief Executive Officer)

                               POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints DONALD B. MARRON, WILLIAM NOLAN and REGINA DOLAN, and each of them (with full power to each of them to act alone), his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or his or their substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement and Power of Attorney have been signed by the following persons in the capacities and on the dates indicated.

                      SIGNATURE                                    TITLE                    DATE
                      ---------                                    -----                    ----
                  DONALD B. MARRON                     Chairman of the Board, Chief   February 27, 1998
-----------------------------------------------------  Executive Officer and
                 (Donald B. Marron)                    Director (principal executive
                                                       officer)

                    REGINA DOLAN                       Senior Vice President and      February 27, 1998
-----------------------------------------------------  Chief Financial Officer
                   (Regina Dolan)                      (principal financial and
                                                       accounting officer)

                  T. STANTON ARMOUR                              Director             February 27, 1998
-----------------------------------------------------
                 (T. Stanton Armour)

               E. GARRETT BEWKES, JR.                            Director             February 27, 1998
-----------------------------------------------------
              (E. Garrett Bewkes, Jr.)

                     RETO BRAUN                                  Director             February 27, 1998
-----------------------------------------------------
                    (Reto Braun)

                      SIGNATURE                                    TITLE                    DATE
                      ---------                                    -----                    ----
                    JOHN A. BULT                                 Director             February 27, 1998
-----------------------------------------------------
                   (John A. Bult)

                JOSEPH J. GRANO, JR.                             Director             February 27, 1998
-----------------------------------------------------
               (Joseph J. Grano, Jr.)

                   FRANK P. DOYLE                                Director             February 27, 1998
-----------------------------------------------------
                  (Frank P. Doyle)

                  JAMES W. KINNEAR                               Director             February 27, 1998
-----------------------------------------------------
                 (James W. Kinnear)

                                                                 Director             February   , 1998
-----------------------------------------------------
                   (Naoshi Kiyono)

                 ROBERT M. LOEFFLER                              Director             February 27, 1998
-----------------------------------------------------
                (Robert M. Loeffler)

                 EDWARD RANDALL, III                             Director             February 27, 1998
-----------------------------------------------------
                (Edward Randall, III)

                   HENRY ROSOVSKY                                Director             February 27, 1998
-----------------------------------------------------
                  (Henry Rosovsky)

                                                                 Director             February   , 1998
-----------------------------------------------------
                   (Yoshinao Seki)

                 JOHN R. TORELL III                              Director             February 27, 1998
-----------------------------------------------------
                (John R. Torell III)

                                 EXHIBIT INDEX

 EXHIBIT                                                                        PAGE
   NO.                                DESCRIPTION                              NUMBER
 -------                              -----------                              ------
 3.1      --   Restated Certificate of Incorporation of the Registrant,
               as filed with the Office of the Secretary of State of the
               State of Delaware on May 4, 1987 (incorporated by
               reference to Exhibit 3.1 of Registrant's Registration
               Statement No. 33-52695 on Form S-3 filed with the SEC on
               October 16, 1995)........................................
 3.2      --   Certificate of Amendment to the Restated Certificate of
               Incorporation of the Registrant, as filed with the Office
               of the Secretary of State of the State of Delaware on
               February 10, 1994 (incorporated by reference to
               Registrant's Form 8-K dated February 10, 1994)...........
 3.3      --   By-laws of the Registrant as amended March 1, 1988
               (incorporated by reference to Exhibit 3.2 of Registrant's
               Registration Statement No. 33-52695 on Form S-3 filed
               with the SEC on October 16, 1995)........................
 5        --   Opinion of Theodore A. Levine, in respect of the legality
               of the Securities registered hereunder, containing the
               consent of such counsel..................................
23.1      --   Consent of Ernst & Young LLP.............................
23.2      --   Consent of Counsel. The consent of Theodore A. Levine is
               included in his opinion filed herewith as Exhibit 5......
25        --   Power of Attorney (set forth on the signature pages of
               this Registration Statement).............................